Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

March 15, 2021

Ladies and Gentlemen:

The undersigned signatory (the “Stockholder”) of this lock-up agreement (this “Agreement”) understands that: (i) Intec Pharma Ltd., an Israeli company (“Intec”), Intec Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Intec (“Intec Parent”), Domestication Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Intec Parent (“Merger Sub”), Domestication Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of Intec Parent (the “Domestication Merger Sub”), and Decoy Biosystems, Inc., a Delaware corporation (“Company”), propose to enter into an Agreement and Plan of Merger and Reorganization (as the same may be amended from time to time, the “Merger Agreement”) which provides, among other things, for the Domestication pursuant to which Intec would become a wholly owned, direct subsidiary of Intec Parent and Merger Sub will merge with and into Company, with Company continuing as the surviving corporation (the “Merger”), and (ii) in connection with the Merger, stockholders of Company will receive shares of Intec Parent Common Stock, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to the willingness of each of the Parties to enter into the Merger Agreement and to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder hereby agrees that, subject to the exceptions set forth herein, without the prior written consent of Intec Parent, the Stockholder will not, during the period commencing upon the Closing Date and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(i)	offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Intec Parent Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent a right to receive, Intec Parent Common Stock (including without limitation, Intec Parent Common Stock or such other securities of Intec Parent which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the SEC and securities of Intec Parent which may be issued upon exercise of a stock option or warrant), in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian) by the Stockholder (collectively, the “Stockholder’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stockholder’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Intec Parent Common Stock or such other securities, in cash or otherwise;

(iii)	make any demand for or exercise any right with respect to the registration of any shares of Intec Parent Common Stock or any security convertible into or exercisable or exchangeable for Intec Parent Common Stock; or

(iv)	publicly disclose the intention to do any of the foregoing.

The restrictions and obligations contemplated by this Agreement shall not apply to:

(a)	transfers of the Stockholder’s Shares:

(i)	if the Stockholder is a natural person, (A) to any person related to the Stockholder by blood or adoption who is a member of the immediate family of the Stockholder, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the Stockholder or any of the Stockholder’s Family Members, (B) to the Stockholder’s estate, following the death of the Stockholder, by will, intestacy or other operation of law, (C) as a bona fide gift to a charitable organization, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the Stockholder and/or by any such Family Member(s);

(ii)	if the Stockholder is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Stockholder, including investment funds or other entities under common control or management with the Stockholder, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the Stockholder (including upon the liquidation and dissolution of the Stockholder pursuant to a plan of liquidation approved by the Stockholder’s equity holders), (C) as a bona fide gift to a charitable organization or not-for-profit institution, (D) transfers or dispositions not involving a change in beneficial ownership or (E) with the prior written consent of Intec Parent; or

(iii)	if the Stockholder is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee, as the case may be, shall agree in writing to be bound by the terms and conditions of this Agreement with respect to the shares of Intec Parent Common Stock or such other securities that have been so transferred or distributed and either the Stockholder or such transferee provides Intec Parent with a copy of such agreement promptly upon consummation of any such transfer;

(b) the exercise of an option (including a net exercise of an option) to purchase shares of Intec Parent Common Stock, provided that the underlying shares of Intec Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement;

(c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Intec Parent Common Stock; provided that such plan does not provide for any transfers of Intec Parent Common Stock during the Restricted Period;

(d) transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Intec Parent Common Stock involving a change of control of Intec Parent (including entering into any lock-up, voting or similar agreement pursuant to which the Stockholder may agree to transfer, sell, tender or otherwise dispose of shares of Intec Parent Common Stock (or any security convertible into or exercisable for Intec Parent Common Stock), or vote any shares of Intec Parent Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth in this Agreement shall continue to apply to the Stockholder’s Shares should such tender offer, merger, consolidation or other transaction not be completed;

and provided, further, that, with respect to each of (a), (b), (c) and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The Stockholder hereby represents and warrants that the Stockholder has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Stockholder shall be binding upon the successors, assigns, heirs or personal representatives of the Stockholder. Any attempted transfer in violation of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement, and will not be recorded on the share register of Intec Parent. In furtherance of the foregoing, the Stockholder agrees that Intec Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement. Intec Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the Stockholder’s ownership of Intec Parent Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH, A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

This Agreement shall terminate automatically and the Stockholder shall automatically be released from all restrictions and obligations under this Agreement upon the earlier of the (i) the expiration of the Restricted Period and (ii) if the Merger Agreement is terminated for any reason, upon the date of such termination. The Stockholder understands that each of the Parties are proceeding with the Transactions in reliance upon this Agreement.

Any and all remedies herein expressly conferred upon Intec, Intec Parent and the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by any Merger Party of any one remedy will not preclude the exercise of any other remedy. The Stockholder agrees that irreparable damage would occur to Intec, Intec Parent and the Company in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each of Intec, Intec Parent and the Company shall each be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any such party is entitled at law or in equity, and the Stockholder waives any bond, surety or other security that might be required of Intec, Intec Parent and the Company with respect thereto.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this paragraph; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) irrevocably waives the right to trial by jury.

This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Intec, Intec Parent and the Company and the Stockholder in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Intec, Intec Parent and the Company and the Stockholder, written or oral, to the extent they relate in any way to the subject matter hereof. The delivery of a fully executed Agreement by Intec, Intec Parent, the Company, and the Stockholder by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Agreement.

(Signature Pages Follow)

Very truly yours,

STOCKHOLDER

(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing on Behalf of an Entity)

Accepted and Agreed by
Intec Pharma Ltd.

By
Name:
Title:
Intec Parent, Inc.

By
Name:
Title:
Decoy Biosystems, Inc.

By
Name:	Michael J. Newman, M.D.
Title:	President and CEO

[Signature Page to Lock-Up Agreement]